UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2017
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously disclosed in a Current Report on Form 8-K by Carter Validus Mission Critical REIT, Inc. (the "Company") on October 24, 2017, DC-505 Railroad Avenue, LLC ("DC-505"), a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP (the "Operating Partnership"), the operating partnership of the Company, entered into a Purchase and Sale Agreement (the "Chicago Sale Agreement") with Digital Northlake, LLC, a Delaware limited liability company and unaffiliated third party, for the sale of a 251,141 square foot data center located in the Chicago-Naperville-Elgin, Illinois-Indiana-Wisconsin metropolitan statistical area (the "Chicago Data Center") for a contractual sales price of $315.0 million.
On December 14, 2017, the sale of the Chicago Data Center was completed for $315.0 million pursuant to the terms of the Chicago Sale Agreement. In connection with the disposition, the Company repaid its mortgage loan associated with the Chicago Data Center for approximately $105.1 million, including accrued interest. The Company's net proceeds from the disposition of the Chicago Data Center were approximately $206.9 million, after transaction costs, subject to additional transaction costs paid subsequent to the closing date.

Item 7.01    Regulation FD Disclosure.
On December 14, 2017, the Company issued a press release announcing the sale of the Chicago Data Center to Digital Northlake, LLC. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(b)	Pro Forma Financial Information
The following financial information is submitted at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:
(d)     Exhibits

99.1	Carter Validus Mission Critical REIT, Inc. Press Release dated December 14, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: December 14, 2017	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS
This pro forma information should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission ("SEC") on March 30, 2017, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, as filed with the SEC on November 9, 2017.
The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2017, has been prepared to give effect to the sale of the Chicago Data Center as if the transaction had occurred on September 30, 2017.
The following unaudited pro forma condensed consolidated statements of comprehensive income for the nine months ended September 30, 2017 and for the year ended December 31, 2016 have been prepared to give effect to the sale of the Chicago Data Center by the Company as if such sale had been completed on January 1, 2016.
These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the sale been consummated as of the respective dates indicated; however, management is not aware of any material factors that would cause historical results not to be indicative of future results.

CARTER VALIDUS MISSION CRITICAL REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2017
(in thousands, except share data)
(Unaudited)

	September 30, 2017 (a)	Pro Forma Adjustments for the Disposition of Chicago Data Center (b)		Pro Forma September 30, 2017
ASSETS
Real estate:
Land ($4,280 related to VIE)	$181,960	$(7,260)		$174,700
Buildings and improvements, less accumulated depreciation of $194,011 ($82,689 related to VIE)	1,806,806	(198,434)		1,608,372
Construction in process	—	—		—
Total real estate, net ($86,969 related to VIE)	1,988,766	(205,694)		1,783,072
Cash and cash equivalents ($2,503 related to VIE)	42,603	(3,248)	(c)	39,355
Acquired intangible assets, less accumulated amortization of $66,078 ($5,915 related to VIE)	165,724	(12,091)		153,633
Other assets, net ($10,966 related to VIE)	122,070	(10,920)		111,150
Total assets	$2,319,163	$(231,953)		$2,087,210
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $1,675 ($50,677 related to VIE)	$449,494	$(104,413)	(c)	$345,081
Credit facility, net of deferred financing costs of $1,101	431,899	(205,862)	(d)	226,037
Accounts payable due to affiliates ($35 related to VIE)	2,536	(9)		2,527
Accounts payable and other liabilities ($4,585 related to VIE)	41,109	(3,218)		37,891
Intangible lease liabilities, less accumulated amortization of $18,941 ($7,262 related to VIE)	46,789	(118)		46,671
Total liabilities	971,827	(313,620)		658,207
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; none issued and outstanding	—	—		—
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 195,153,569 shares issued; 186,241,949 shares outstanding	1,862	—		1,862
Additional paid-in capital	1,636,603	—		1,636,603
Accumulated distributions in excess of earnings	(329,081)	82,117		(246,964)
Accumulated other comprehensive income	3,149	(450)		2,699
Total stockholders’ equity	1,312,533	81,667		1,394,200
Noncontrolling interests	34,803	—		34,803
Total equity	1,347,336	81,667		1,429,003
Total liabilities and stockholders’ equity	$2,319,163	$(231,953)		$2,087,210

(a)	Historical information is derived from the unaudited condensed consolidated balance sheet included in the Company’s quarterly report on Form 10-Q as of September 30, 2017.

(b)	Represents adjustments to eliminate assets, liabilities and stockholders' equity as if the sale of the Chicago Data Center had occurred on September 30, 2017.

(c)	The Company used net sales proceeds to payoff the associated mortgage loan in the principal amount of approximately $104.6 million.

(d)	The Company used net sales proceeds to payoff a portion of the unsecured credit facility.

CARTER VALIDUS MISSION CRITICAL REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Nine Months Ended September 30, 2017
(in thousands, except share data and per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2017 (a)	Pro Forma Adjustments for the Disposition of Chicago Data Center		Pro Forma Nine Months Ended September 30, 2017
Revenue:
Rental and parking revenue	$147,855	$(19,428)	(b)	$128,427
Tenant reimbursement revenue	13,264	(3,719)	(b)	9,545
Total revenue	161,119	(23,147)		137,972
Expenses:
Rental and parking expenses	23,191	(6,062)	(b)	17,129
General and administrative expenses	5,274	—		5,274
Change in fair value of contingent consideration	(2,920)	—		(2,920)
Asset management fees	14,494	(1,572)	(c)	12,922
Depreciation and amortization	54,491	(8,325)	(b)	46,166
Total expenses	94,530	(15,959)		78,571
Income from operations	66,589	(7,188)		59,401
Other income (expense):
Other interest and dividend income	1,551	—		1,551
Interest expense, net	(26,373)	8,706	(d)	(17,667)
Provision for loan losses	(11,631)	—		(11,631)
Total other expense	(36,453)	8,706		(27,747)
Net income	30,136	1,518		31,654
Net income attributable to noncontrolling interests in consolidated partnerships	(3,018)	—		(3,018)
Net income attributable to common stockholders	$27,118	$1,518		$28,636
Other comprehensive income:
Unrealized income on interest rate swaps, net	$1,326	$(348)	(b)	$978
Other comprehensive income	1,326	(348)		978
Comprehensive income	31,462	1,170		32,632
Comprehensive income attributable to noncontrolling interests in consolidated partnerships	(3,018)	—		(3,018)
Comprehensive income attributable to common stockholders	$28,444	$1,170		$29,614
Weighted average number of common shares outstanding:
Basic	185,834,940	—		185,834,940
Diluted	185,853,976	—		185,853,976
Net income per common share attributable to common stockholders:
Basic	$0.15			$0.15
Diluted	$0.15			$0.15

(a)
Historical financial information is derived from the unaudited condensed consolidated statement of comprehensive income included in the Company's quarterly report on Form 10-Q for the nine months ended September 30, 2017.

(b)
These amounts represent the elimination of the operations on the completed sale of the Chicago Data Center from the historical amounts for the nine months ended September 30, 2017, to give effect to the completed sale of the Chicago Data Center as if the sale occurred on January 1, 2016.

(c)
Represents the elimination of asset management fee expenses calculated on a monthly basis equal to 0.07083% of the aggregate asset value as of the last day of the immediately preceding month. These fees were historically paid by the Company to Carter/Validus Advisors, LLC and would not have been incurred subsequent to the disposition of the Chicago Data Center.

(d)
Amount represents the elimination of interest expense on the Chicago Data Center's mortgage loan originated in the amount of $105,850,000 at an interest rate of 3.97% per annum, amortization of the deferred financing costs related to the note payable, payment related to the swap agreement associated with the note payable and interest expense on the amount of the paydown on the unsecured credit facility, to reflect the the use of net cash proceeds from the sale of the Chicago Data Center, assuming the sale had occurred on January 1, 2016.

CARTER VALIDUS MISSION CRITICAL REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Year Ended December 31, 2016
(in thousands, except share data and per share amounts)
(Unaudited)

	Year Ended December 31, 2016 (a)	Pro Forma Adjustments for the Disposition of Chicago Data Center		Pro Forma Year Ended December 31, 2016
Revenue:
Rental and parking revenue	$189,428	$(23,158)	(b)	$166,270
Tenant reimbursement revenue	17,765	(4,571)	(b)	13,194
Real estate-related notes receivable interest income	63	—		63
Total revenue	207,256	(27,729)		179,527
Expenses:
Rental and parking expenses	29,131	(7,251)	(b)	21,880
General and administrative expenses	6,251	—		6,251
Change in fair value of contingent consideration	300	—		300
Acquisition related expenses	1,667	—		1,667
Asset management fees	19,505	(1,968)	(c)	17,537
Depreciation and amortization	86,335	(9,172)	(b)	77,163
Total expenses	143,189	(18,391)		124,798
Income from operations	64,067	(9,338)		54,729
Other income (expense):
Other interest and dividend income	13,239	—		13,239
Interest expense, net	(37,855)	10,556	(d)	(27,299)
Provision for loan losses	(4,294)	—		(4,294)
Total other expense	(28,910)	10,556		(18,354)
Net income	35,157	1,218		36,375
Net income attributable to noncontrolling interests in consolidated partnerships	(3,921)	—		(3,921)
Net income (loss) attributable to common stockholders	$31,236	$1,218		$32,454
Other comprehensive income:
Unrealized income on interest rate swaps, net	$4,403	$(167)	(b)	$4,236
Other comprehensive income	4,403	(167)		4,236
Comprehensive income	39,560	1,051		40,611
Comprehensive income attributable to noncontrolling interests in consolidated partnerships	(3,921)	—		$(3,921)
Comprehensive income attributable to common stockholders	$35,639	$1,051		$36,690
Weighted average number of common shares outstanding:
Basic	183,279,872	—		183,279,872
Diluted	183,297,662	—		183,297,662
Net income per common share attributable to common stockholders:
Basic	$0.17			$0.18
Diluted	$0.17			$0.18

(a)	Historical financial information is derived from the consolidated statement of comprehensive income included in the Company's annual report on Form 10-K for the year ended December 31, 2016.

(b)
These amounts represent the elimination of the operations on the completed sale of the Chicago Data Center from the historical amounts for the year ended December 31, 2016, to give effect to the completed sale of the Chicago Data Center as if the sale occurred on January 1, 2016.

(c)
Represents the elimination of asset management fee expenses calculated on a monthly basis equal to 0.07083% of the aggregate asset value as of the last day of the immediately preceding month. These fees were historically paid by the Company to Carter/Validus Advisors, LLC and would not have been incurred subsequent to the disposition of the Chicago Data Center.

(d)
Amount represents the elimination of interest expense on the Chicago Data Center's mortgage loan originated in the amount of $105,850,000 at an interest rate of 3.97% per annum, amortization of the deferred financing costs related to the note payable, payment related to the swap agreement associated with the note payable and interest expense on the amount of the paydown on the unsecured credit facility, to reflect the the use of net cash proceeds from the sale of the Chicago Data Center, assuming the sale had occurred on January 1, 2016.